Effective:        April 7, 1986
Amended:          5/14/87, 6/8/89, 6/18/99, 9/8/99, 1/11/01, 4/13/06




                              BYLAWS

                                OF

              RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST                  4/13/06


         These ARTICLES are the BYLAWS of RiverSource California       6/18/99
Tax-Exempt Trust, a trust with transferable shares established         4/13/06
under the laws of The Commonwealth of Massachusetts (the "Trust"),
                                                          -----
pursuant to an Agreement and Declaration of Trust of the Trust
(the "Declaration") made the 7th day of April, 1986, and filed in
      -----------
the office of the Secretary of the Commonwealth. These Bylaws have been adopted by the Trustees pursuant to the authority granted by
Section 3.1 of the Declaration.

         All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.


                             ARTICLE I
                             ---------

              SHAREHOLDERS AND SHAREHOLDERS' MEETINGS
              ---------------------------------------

         SECTION 1.1 Meetings. A meeting of the Shareholders of
                     --------
the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. If a meeting of Shareholders has not been held during the immediately preceding fifteen (15) months for the purpose of electing Trustees, a Shareholder or Shareholders holding three percent (3%) or more of the voting power of all Shares entitled to vote may demand a meeting of Shareholders for the purpose of electing Trustees by written notice of demand given to the Trustees. Within thirty (30) days after receipt of such demand, the Trustees shall call and give notice of a meeting of Shareholders for the purpose of electing Trustees. If the Trustees shall fail to call such meeting or give notice thereof, then the Shareholder or Shareholders making the demand may call and give notice of such meeting at the expense of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty
(30) days after written application by Shareholders holding at least ten percent (10%) of the Shares then outstanding requesting that a meeting be called for any purpose requiring action by the Shareholders as provided in the Declaration or in these Bylaws, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.

         SECTION 1.2 Presiding Officer: Secretary. The Chair of        1/11/01
                     ----------------------------                      9/8/99
the Board shall preside at each Shareholders' meeting or in the absence of the Chair of the Board, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. The Trustees shall appoint a secretary to serve as the secretary for the meeting and to record the minutes thereof.

         SECTION 1.3. Authority of Chairman of Meeting to
                      -----------------------------------
Interpret Declaration and Bylaws. At any Shareholders' meeting the
--------------------------------
chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or any part thereof or hereof, and his rulings shall be final.

         SECTION 1.4 Voting. Shareholders may vote by proxy and
                     ------
the form of any such proxy may be prescribed from time to time by the Trustees. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the Act or the Regulations, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

         SECTION 1.5. Inspectors. At any meeting of Shareholders,
                      ----------
the Trustees before or at the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.6. Shareholders' Action in Writing. Nothing in
                      -------------------------------
this Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.


                            ARTICLE II
                            ----------

                  TRUSTEES AND TRUSTEES' MEETINGS
                  -------------------------------

         SECTION 2.1. Number of Trustees. There shall initially be
                      ------------------
one (1) Trustee, and the number of Trustees shall thereafter be such number, authorized by the Declaration as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.

         SECTION 2.2. Meetings of Trustees. An organizational
                      --------------------
meeting shall be held as soon as convenient to a Majority of the
Trustees after the final adjournment of each meeting of
Shareholders at which Trustees are elected, and no notice shall be required. Other regular and special meetings of the Trustees may be held at any time and at any place when called by the Chair of
the Board or by any two (2) Trustees; provided, that notice of the     1/11/01
                                      --------
time, place and purposes thereof is given to each Trustee in accordance with Section 2.3 hereof.

         SECTION 2.3. Notice of Meetings. Notice of any regular or
                      ------------------
special meeting of the Trustees shall be sufficient if sent by mail at least five (5) days, or if given by telephone, telegraph, or in person at least one (1) day before the meeting. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

         SECTION 2.4. Chair of the Board. The Board of Trustees        1/11/01
                      ------------------
shall elect one independent member to serve as Chair of the Board whose duties shall include serving as the lead independent Trustee and who shall preside at each meeting of the Trustees as chairman of the meeting.

         SECTION 2.5. Quorum. At any meeting of the Trustees, a        1/11/01
                      ------
Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         SECTION 2.6. Participation by Telephone. One or more of       1/11/01
                      --------------------------
the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.7. Location of Meetings. Trustees' meetings may     1/11/01
                      --------------------
be held at any place, within or without Massachusetts.

         SECTION 2.8. Votes. Voting at Trustees' meetings may be       1/11/01
                      -----
conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the secretary of the meeting in the minute book.

         SECTION 2.9. Rulings of Chairman. All other rules of          1/11/01
                      -------------------
conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.10. Trustees' Action in Writing. Nothing in         1/11/01
                      ----------------------------
this Article II shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.

         SECTION 2.11. Resignations. Any Trustee may resign at any     1/11/01
                      -------------
time by written instrument signed by him and delivered to the Chair of the Board or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.


                            ARTICLE III
                            -----------

                             OFFICERS
                             --------

         SECTION 3.1. Officers of the Trust. The officers of the       1/11/01
                      ---------------------                            9/8/99
Trust shall consist of a President, a Treasurer and such other officers as the Trustees may designate. Any person may hold more than one office.

         SECTION 3.2. Time and Terms of Election. The President
                      --------------------------
and the Treasurer shall be elected by the Trustees at their first meeting and shall hold office until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, ads determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

         SECTION 3.3. Resignation and Removal. Any officer may
                      -----------------------
resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.4. Fidelity Bond. The Trustees may, in their
                      -------------
discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.5. President. The President shall have general      1/11/01
                      ---------                                        9/8/99
charge of the operations of the Trust and such other powers and duties as the Trustees may prescribe.

         SECTION 3.6. Treasurer. The Treasurer shall be the chief
                      ---------
financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, and shall have such other duties and powers as may be prescribed from time to time by the Trustees.

         SECTION 3.7. Execution of Deeds, etc. Except as the
                      -----------------------
Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the President, the Treasurer or such officers as the Trustees may designate.

         SECTION 3.8. Power to Vote Securities. Unless otherwise
                      ------------------------
ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.


                            ARTICLE IV
                            ----------

                            COMMITTEES
                            ----------

         SECTION 4.1 Power of Trustees to Designate Committees.
                     -----------------------------------------
The Trustees, by vote of a Majority of the Trustees, may elect an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these Bylaws may not be delegated; provided,
                                                         --------
that the Executive Committee shall not be empowered to elect the President or the Treasurer, to amend the Bylaws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs:
                      ---------------------------------------
Quorum. Except as otherwise provided by the Trustees, each
------
Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees. The quorum for any Committee is two (2) members regardless of the number of members serving on the Committee.

         SECTION 4.3. Trustees May Alter, Abolish, etc.,
                      ----------------------------------
Committees. The Trustees may at any time alter or abolish any
----------
Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third
--------
parties.

         SECTION 4.4. Minutes: Review by Trustees. Any Committee
                      ---------------------------
to which the Trustees delegate any of their powers or duties may, but need not, keep records of its meetings and shall report its actions to the Trustees.

                             ARTICLE V
                             ---------

                               SEAL
                               ----

         The seal of the Trust shall bear the word "Seal," but the     9/8/99
seal shall not be necessary to be placed on, and its absence shall not impair the validity of any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                            ARTICLE VI
                            ----------

                              SHARES
                              ------

         SECTION 6.1. Issuance of Shares. The Trustees may issue
                      ------------------
Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in Certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

         SECTION 6.2. Uncertificated Shares. For any Series of
                      ---------------------
Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Share Certificates. For any Series of Shares
                      ------------------
for which the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by such officers and agents as shall, from time to time, be designated by the Trustees. The signatures of such officers or agents may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

            SECTION 6.4 Lost, Stolen, etc., Certificates. If any
                        --------------------------------
certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen, or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

         SECTION 6.5 Record Transfer of Pledged Shares. A pledgee
                     ---------------------------------
of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided,
                                                     --------
that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

                            ARTICLE VII
                            -----------

                             CUSTODIAN
                             ---------

         The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.


                           ARTICLE VIII
                           ------------

                            AMENDMENTS
                            ----------

         SECTION 8.1. Bylaws Subject to Amendment. These Bylaws
                      ---------------------------
may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal these Bylaws, in whole or in part, including Bylaws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these Bylaws requires action by the Shareholders; provided, that no later than the time of giving notice of the
--------
meeting of Shareholders next following the alteration, amended or repeal of these Bylaws, in whole or in part, notice thereof, stating the substance of such action shall be given to all Shareholders entitled to vote. Bylaws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

         SECTION 8.2. Notice of Proposal to Amend Bylaws Required.
                      -------------------------------------------
No proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.


                            ARTICLE IX
                            ----------

                           MISCELLANEOUS
                           -------------

         SECTION 9.1. Fiscal Year. The fiscal year of the Trust        6/8/89
                      -----------                                      4/13/06
shall begin on the first day of September in each year and end on the thirty-first day of August following.

         SECTION 9.2. Discontinuation of Sale of Shares. If the
                      ---------------------------------
sale of Shares issued by the Trust shall at any time be discontinued, the Trustees may in their discretion, pursuant to resolution, deduct from the value of the assets of the Trust an amount equal to the brokerage commissions, transfer taxes, and charges, if any, which would be payable on the sale of Securities if they were then being sold.

         SECTION 9.3. Business Day. A business day for the Trust
                      ------------
shall be each day the New York Stock Exchange is open for business.


                             ARTICLE X                                 5/14/87
                             ---------

                          INDEMNIFICATION
                          ---------------

         SECTION 10.1. Each person made or threatened to be made a party to or is involved

(including, without limitation, as a witness) in any actual or threatened action, suit or proceeding whether civil, criminal, administrative, arbitration, or investigative, including a proceeding by or in the right of the Trust by reason of the former or present capacity as a Trustee or officer of the Trust or who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust or whose duties as a Trustee or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified and held harmless by the Trust to the full extent authorized by the laws of The Commonwealth of Massachusetts, as the same or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than the law permitted the Trust to provide prior to such amendment, or by any other applicable law as then in effect, against judgments, penalties, fines including , without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred in connection therewith) and such indemnification shall continue as to any person who has ceased to be a Trustee or officer and shall inure to the benefit of the person's heirs, executors and administrators provided, however, in an action brought again the Trust to enforce rights to indemnification, the Trustee or officer shall be indemnified only if the action was authorized by the Board of Trustees of the Trust. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Trust in advance of the final disposition of a proceeding for expenses incurred in connection therewith provided, however, such payment of expenses shall be made only upon receipt of a written undertaking by the Trustee or officer to repay all amounts so paid if it is ultimately determined that the Trustee or officer is not entitled to indemnification.

         SECTION 10.2. Each person who upon written request to the Trust has not received payment within thirty days may at any time thereafter bring suit against the Trust to recover any unpaid amount and, to the extent successful, in whole or in part, shall be entitled to be paid the expenses of prosecuting such suit. Each person shall be presumed to be entitled to indemnification upon filing a written request for payment and the Trust shall have the burden of proof to overcome the presumption that the Trustee or officer is not so entitled. Neither the determination by the Trust, whether by the Board of Trustees, special legal counsel or by Shareholder, nor the failure of the Trust to have made any determination shall be a defense or create the presumption that the Trustee or officer is not entitled to indemnification.

         SECTION 10.3. The right to indemnification and to the payment of expenses prior to any final determination shall not be exclusive of any other right which any person may have or hereinafter acquire under any statute, provision of the Agreement and Declaration of Trust, bylaw, agreement, vote of Shareholders or otherwise and notwithstanding any provisions in this Article X, the Trust is not obligated to make any payment with respect to any claim for which payment is required to be made to or on behalf of the Trustee or officer under any insurance policy, except with respect to any excess beyond the amount of required payment under such insurance and no indemnification will be made in violation of the provisions of the Investment Company Act of 1940.

                           *    *    *